Pinkham & Pinkham, P.C.

Certified Public Accountants

September 16, 2002

United States Securities and Exchange Commission

Washington, DC 20549

In reference to Guitron International, Inc.'s disclosures in item 4 on Form 8-K dated September 2, 2002, please note that as of September 2, 2002, Guitron International, Inc. ("Registrant") dismissed our firm as its principal accountant previously engaged to audit the Registrant's financial statements. Pinkham & Pinkham, P.C., Certified Public Accountants was engaged to audit the Registrant's financial statements for the fiscal years ended July 31, 2000 and 1999. Our report on the Registrant's financial statements for the fiscal years ended July 31, 2000, and 1999 contained substantial doubt about the Registrant's ability to continue as a going concern. Such report did not contain any other adverse opinion or a disclaimer of opinion nor was it in any other way qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

/s/Pinkham & Pinkham, PC,
Pinkham & Pinkham, PC,
Certified Public Accountants